Exhibit 10.11

Execution Version

Far Peak LLC

Far Peak Acquisition Corporation

Attention: Chief Executive Officer

Re: Sponsor Release

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”), dated as of the date hereof, by and among the Company, Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), BMC 1, a Cayman Islands exempted company and BMC 2, a Cayman Islands exempted company, and Far Peak Acquisition Corporation, a Cayman Island company limited by shares (“Purchaser”).

In connection with the transactions contemplated by the Business Combination Agreement, and as an inducement to the obligations of Pubco and the Company under the Business Combination Agreement, Far Peak LLC, a Cayman Island limited liability company (the “Sponsor”) and Purchaser are entering into this agreement. Capitalized terms used in this agreement and not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement.

1. Effective as of the Closing Date, to the fullest extent permitted by applicable Law, the Sponsor, on behalf of itself and its Affiliates that owns any share or other equity interest in or of the Sponsor (the “Sponsor Releasing Persons”), hereby releases and discharges Purchaser from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Sponsor Releasing Person now has, has ever had or may hereafter have against Purchaser arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Sponsor Releasing Person may have against any party with respect to any rights under the Business Combination Agreement, any of the Ancillary Documents or any Contract set forth in Schedule A hereto, or any rights to indemnification, fee reimbursement or exculpation. From and after the Closing Date, each Sponsor Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against Purchaser or its Affiliates, based upon any matter purported to be released hereby.

2. Effective from and after the Acquisition Closing, Pubco, the Company and the First Surviving Corporation are intended to be, and are, third-party beneficiaries of this agreement for the purposes of enforcing Purchaser’s rights under this agreement.

3. Notwithstanding anything contained herein to the contrary, this agreement shall not be effective until the transactions contemplated by the Business Combination Agreement are effected. If the Acquisition Closing is not consummated or the Business Combination Agreement is terminated, this agreement shall automatically and immediately terminate, and no party hereto shall have any rights, nor any obligations, under this agreement.

[Signature page follows]

2

Sincerely,

SPONSOR:

Far Peak LLC

By: Far Peak Holdings LLC

By:	/s/ Thomas W. Farley

Name:	Thomas W. Farley
Title:	Manager

[Signature Page to Sponsor Release Agreement]

ACKNOWLEDGED AND AGREED BY:

COMPANY:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas W. Farley
Name:	Thomas W. Farley
Title:	Chief Executive Officer

[Signature Page to Sponsor Release Agreement]

Schedule A

1.	Private Placement Warrants Purchase Agreement, dated as of November 13, 2020, between the Purchaser and Far Peak LLC

2.	Any rights to indemnification pursuant to Purchaser’s Organizational Documents.

3.

Any Contract between Purchaser, on the one hand, and either Thomas Farley or David Bonanno, on the other hand, in each case, in Mr. Farley’s or Mr. Bonanno’s capacity as an officer or director of Purchaser.